Exhibit 10.6

EXECUTION COPY

SERVICING AGREEMENT

AMONG

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION,

THE BANK OF NEW YORK

AS INDENTURE TRUSTEE,

NAVISTAR FINANCIAL 2007-JPM OWNER TRUST,

AS ISSUER

AND

NAVISTAR FINANCIAL CORPORATION,

AS SERVICER

DATED AS OF FEBRUARY 16, 2007

- ii -

SERVICING AGREEMENT

SERVICING AGREEMENT, dated as of February 16, 2007 (as it may be further amended, supplemented or modified, this “Agreement”), among Navistar Financial Retail Receivables Corporation, a Delaware corporation (“NFRRC”), Navistar Financial 2007-JPM Owner Trust, a Delaware statutory trust (the “Issuer”), Navistar Financial Corporation, a Delaware corporation (hereinafter, together with its successors and assigns, “NFC” or, in its capacity as servicer hereunder, the “Servicer”), and The Bank of New York, a New York banking corporation, acting in its capacity as Indenture Trustee pursuant to the Indenture (the “Indenture Trustee”).

R E C I T A L S:

WHEREAS, NFRRC and NFC are parties to the Purchase Agreement, pursuant to which NFRRC will purchase the Receivables and the Related Security with respect thereto from NFC;

WHEREAS, the Issuer will issue Notes pursuant to the Indenture between the Issuer and the Indenture Trustee, and exchange the Notes and the Certificates for the Receivables and the Related Security with respect thereto transferred from NFRRC pursuant to the Pooling Agreement;

WHEREAS, the Servicer desires to perform the servicing obligations set forth herein relating to the Receivables owned by the Issuer for and in consideration of the fees and other benefits set forth in this Agreement; and

WHEREAS, the parties wish to set forth the terms and conditions upon which the Receivables are to be serviced by the Servicer.

NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01        Certain Defined Terms.    Capitalized terms used in the above recitals and in this Agreement shall have the respective meanings assigned them in Part I of Appendix A to the Pooling Agreement dated as of the date hereof between the Issuer and NFRRC, unless otherwise defined herein. The rules of construction set forth in Part II of Appendix A to the Pooling Agreement shall be applicable to this Agreement.

ARTICLE II

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 2.01        Duties of the Servicer.    The Servicer is hereby appointed and authorized to act as a contractor of the Owner and the Indenture Trustee with respect to servicing the Receivables and in such capacity shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable medium and heavy duty truck, truck chassis, bus and trailer receivables that it services for itself or others. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein. The Servicer’s duties with respect to all Receivables shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, policing the collateral securing the Receivables, accounting for collections with respect thereto and performing the other duties specified herein. Subject to the provisions of Section 2.02, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.

Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner and the Indenture Trustee pursuant to this Section 2.01, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the related Financed Vehicles. The Servicer is hereby authorized to commence in the name of the Owner or, to the extent necessary, in its own name, a legal proceeding to enforce a Liquidating Receivable as contemplated by Section 2.04, and to commence or participate in any legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable (including a Liquidating Receivable). If the Servicer commences or participates in any such legal proceeding in its own name, the Owner thereupon shall be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing and participating in any such proceeding as a party or claimant, and the Servicer is hereby authorized and empowered by the Owner, to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Owner shall, at the Servicer’s expense and written directions, take such reasonable steps as the Servicer reasonably deems necessary to enforce the Receivable, including bringing suit in the name of such Person. The Owner, upon the written request of the Servicer, shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may reasonably deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the other Basic Documents. Except to the extent required by the preceding three sentences, the authority and rights granted to the Servicer in this Section 2.01 shall be nonexclusive and shall not be construed to be in derogation of any equivalent authority and rights of the Owner.

SECTION 2.02        Establishment of Accounts.

(a)    (i)    The Servicer, for the benefit of the Financial Parties, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Navistar Financial 2007-JPM Owner Trust Collection Account (the “Collection Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Financial Parties.

        (ii)    The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Navistar Financial 2007-JPM Owner Trust Note Distribution Account (the “Note Distribution Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

        (iii)    Pursuant to the Trust Agreement, the Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account known as the Navistar Financial 2007-JPM Owner Trust Certificate Distribution Account (the “Certificate Distribution Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

        (iv)    The Servicer, for the benefit of the Financial Parties, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Navistar Financial 2007-JPM Owner Trust Reserve Account (the “Reserve Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Financial Parties.

(b)    (i)    Each of the Designated Accounts shall be initially established with the Indenture Trustee and shall be maintained with the Indenture Trustee so long as (A) the short-term unsecured debt obligations of the Indenture Trustee have the Required Deposit Rating or (B) each of the Designated Accounts qualifies as an Eligible Deposit Account. All amounts held in such accounts (including amounts, if any, which the Servicer is required to remit daily to the Collection Account pursuant to Section 2.11) shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Servicer, by such bank or trust company in Eligible Investments; provided, that funds in the Collection Account in an amount not in excess of 20% of the Aggregate Receivables Balance as of the preceding Accounting Date may be invested in investments which have a rating from S&P of “A-1” rather than “A-1+,” if such investments otherwise constitute Eligible Investments. Such written direction shall constitute certification by the Servicer that any such investment is authorized by this Section 2.02. Funds deposited in the Reserve Account shall be invested in Eligible Investments which mature prior to the next Distribution Date; provided, that such investments may mature on a later date if the Agent consents. Investments in Eligible Investments shall be made in the name of the Indenture Trustee or its nominee, and such investments shall not be sold or disposed of prior to their maturity. Should the short-term unsecured debt obligations of the Indenture Trustee (or any other bank or trust company with which the Designated Accounts are maintained) no longer have the Required Deposit Rating, then the Servicer shall within 10

Business Days (or such longer period, not to exceed 30 calendar days, without consent of the Agent with respect thereto), with the Indenture Trustee’s assistance as necessary, cause the Designated Accounts (A) to be moved to a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating, or (B) to be moved to an Eligible Deposit Account. Investment Earnings on funds deposited in the Designated Accounts shall be deposited into the Collection Account for distribution in accordance with Section 8.2 of the Indenture. The Indenture Trustee or the other Person holding the Designated Accounts as provided in this Section 2.02(b)(i) shall be the “Securities Intermediary.” If the Securities Intermediary shall be a Person other than the Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 2.02.

(ii)    With respect to the Designated Account Property, the Securities Intermediary agrees, by its acceptance hereof, that:

(A)    The Designated Accounts are accounts to which Financial Assets will be credited.

(B)    All securities or other property underlying any Financial Assets credited to the Designated Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Designated Accounts be registered in the name of the Issuer, the Servicer or the Seller, payable to the order of the Issuer, the Servicer or the Seller or specially endorsed to the Issuer, the Servicer or the Seller except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(C)    All property delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the appropriate Designated Account.

(D)    Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to a Designated Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(E)    If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer, the Servicer, the Seller or any other Person.

(F)    The Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Designated Accounts (as well as the Securities

Entitlements related thereto) shall be governed by the laws of the State of New York.

(G)    The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Designated Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer, the Seller, the Servicer, the Indenture Trustee or the Swap Counterparty purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 2.02(b)(ii)(E).

(H)    Except for the claims and interest of the Indenture Trustee and of the Issuer in the Designated Accounts, the Securities Intermediary knows of no claim to, or interest in, the Designated Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Designated Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Servicer, the Swap Counterparty and the Issuer thereof.

(I)    The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Designated Accounts and/or any Designated Account Property simultaneously to each of the Servicer, the Indenture Trustee and the Agent at the addresses set forth in Appendix B to the Pooling Agreement.

(iii)    The Servicer shall have the power, revocable by the Indenture Trustee (or by the Issuer with the consent of the Indenture Trustee) to instruct the Indenture Trustee to make withdrawals and payments from the Designated Accounts for the purpose of permitting the Servicer or the Issuer to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(iv)    The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Designated Accounts and in all proceeds thereof. Except as otherwise provided herein or in the Indenture, the Designated Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Financial Parties.

(v)    The Servicer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(c)    Pursuant to the Trust Agreement, the Issuer shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein or in the Trust Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Issuer for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Certificateholders may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall cause the Issuer to transfer any cash and/or any investments in the old Certificate Distribution Account to such new Certificate Distribution Account.

(d)    The Indenture Trustee, the Issuer, the Securities Intermediary and each other Eligible Deposit Institution with whom a Designated Account or the Certificate Distribution Account is maintained waives any right of set-off, counterclaim, security interest or bankers’ lien to which it might otherwise be entitled.

SECTION 2.03        Collection of Receivables Payments.    The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection practices, policies and procedures as it follows with respect to comparable medium and heavy duty truck, truck chassis, bus and trailer receivables that it services for itself or others. Except as provided in Section 2.07(c), the Servicer is hereby authorized to grant extensions, rebates or adjustments on a Receivable without the prior consent of the Owner of such Receivable and to rewrite, in the ordinary course of its business, a Receivable to reflect the Full Prepayment of a Receivable with respect to any related Financed Vehicle without the prior consent of the Owner of such Receivable. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing such Receivable. Subject to Section 2.13 of this Agreement, the Servicer shall allocate payments on Receivables between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable medium and heavy duty truck, truck chassis, bus and trailer receivables that it services for itself or others.

SECTION 2.04        Realization Upon Liquidating Receivables.

(a)    The Servicer shall use commercially reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise comparably convert the ownership or otherwise take possession of each Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by or relating to each such Financed Vehicle. The Servicer is authorized to follow such practices, policies and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of medium and heavy duty truck, truck chassis, bus and trailer receivables that it services for itself or others, which practices, policies and procedures may include reasonable efforts to realize upon or obtain benefits of any proceeds from any Dealer Liability, proceeds from any International Purchase Obligations, proceeds from any Insurance Policies and proceeds from any Guaranties, in each case with respect to the Receivables, selling the related Financed Vehicle or Vehicles at public or private sale or sales and other actions by the Servicer in order to realize upon any Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than or equal to the amount of such expenses. The Servicer shall be entitled to receive Liquidation Expenses with respect to each Liquidating Receivable at such time as the Receivable becomes a Liquidating Receivable in accordance with Section 8.2(b)(i) of the Indenture.

(b)    The Servicer shall pay all costs, expenses and liabilities incurred by it in connection with any action taken in respect of a Financed Vehicle; provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable Insurance Policy.

SECTION 2.05        Maintenance of Insurance Policies.    The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor under a Receivable shall have obtained physical damage insurance covering each Financed Vehicle as of the execution of such Receivable, unless the Servicer has in accordance with its customary procedures permitted an Obligor to self-insure the Financed Vehicle or Financed Vehicles securing such Receivable. The Servicer shall, in accordance with its customary servicing procedures, monitor such physical damage insurance with respect to each Financed Vehicle that secures or is related to each Receivable.

SECTION 2.06        Maintenance of Security Interests in Vehicles.    The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the first priority security interest created by a Receivable in the related Financed Vehicle or Financed Vehicles. The Owner of each Receivable hereby authorizes the Servicer to re-perfect such security interests as necessary because of the relocation of a Financed Vehicle or for any other reason.

SECTION 2.07        Covenants of the Servicer.    The Servicer hereby makes the following covenants on which the Issuer is relying in acquiring the Receivables under the Pooling Agreement and issuing the Securities under the Further Transfer and Servicing Agreements:

(a)    except as contemplated by the other Basic Documents, the Servicer shall not release any Financed Vehicle from the security or ownership interest securing the related Receivable;

(b)    the Servicer shall do nothing to impair the rights of NFRRC, the Issuer, the Securityholders or the Indenture Trustee in and to such Receivables;

(c)    the Servicer shall not amend or otherwise modify any Receivable such that the Starting Receivable Balance, the Annual Percentage Rate or the total number of Scheduled

Payments is altered or such that the final scheduled payment on such Receivable will be due any later than January 31, 2014; and

(d)    other than solely for the purpose of collecting or enforcing the Receivables for the benefit of the Owner, (i) the Servicer shall not at any time have or in any way attempt to assert any interest in any Receivables or Related Assets or records related to the Collateral and (ii) the entire legal and equitable interest of the Owner of a Receivable in such Receivable and the Related Assets shall at all times be vested in such Owner.

SECTION 2.08        Purchase of Receivables Upon Breach of Covenant.

(a)    Upon discovery by the Servicer or any of the Interested Parties of a breach of any of the covenants set forth in Sections 2.06 and 2.07 with respect to any Receivable, the party discovering such breach shall give prompt written notice thereof to the others. As of the second Accounting Date (or, at the Servicer’s election, the first Accounting Date) following notice to or discovery by the Servicer of a breach of any covenant of the Servicer that materially and adversely affects any Receivable, unless such breach is cured in all material respects, the Servicer shall, with respect to such Receivable (an “Administrative Receivable”) purchase such Administrative Receivable from the Issuer at a price equal to the Administrative Purchase Payment. The Servicer shall pay the Administrative Purchase Payment as described in Section 2.11.

It is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to any Interested Party for any such uncured breach.

(b)    Upon receipt of the Administrative Purchase Payment with respect to a Receivable which is an Administrative Receivable, the applicable Owner shall assign, without recourse, representation or warranty, to the Servicer (and shall take such other actions as the Servicer may reasonably request in writing to perfect or confirm such assignment) all of such Person’s right, title and interest in, to and under (i) such Administrative Receivable and all monies due thereon and (ii) all Related Security with respect to such Administrative Receivable, such assignment being an assignment outright and not for security. Upon the assignment of such Administrative Receivable described in the preceding sentence, the Servicer shall own such Administrative Receivable, and all such Related Security, free of any further obligations to such Person with respect thereto.

SECTION 2.09        Servicing Fee.    In consideration for its services hereunder and as compensation for expenses paid as contemplated by Section 2.10, the Servicer shall be entitled to receive on each Distribution Date a servicing fee (the “Basic Servicing Fee”) for the related Monthly Period equal to one-twelfth of 1% (the “Basic Servicing Fee Rate”) multiplied by the Aggregate Receivables Balance as of the last day of the preceding Monthly Period. On each Distribution Date, the Servicer will be paid the Basic Servicing Fee and any unpaid Basic Servicing Fees from all prior Distribution Dates (collectively, the “Total Servicing Fee”) pursuant to Section 8.2(c) of the Indenture to the extent of funds available therefor. In addition, the Servicer will be entitled to receive any late fees, prepayment charges or certain similar fees and charges collected during a Monthly Period (the “Supplemental Servicing Fee”). The Servicer shall retain all Supplemental Servicing Fees and shall not be obligated to deposit them into the Collection Account.

SECTION 2.10        Servicer Expenses.    The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Issuer, any trustees and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports and all other fees and expenses not expressly stated under this Agreement to be for the account of the Interested Parties, but excluding federal, state and local income taxes, if any, of the Issuer or any Securityholder.

SECTION 2.11        Deposits to Collection Account.    The Servicer shall remit to the Indenture Trustee for deposit to the Collection Account all Collections it receives during each Monthly Period within two Business Days after receipt thereof. However, Collections received during the period from the Cutoff Date to the Closing Date shall be deposited to the Collection Account within 48 hours after the Closing Date. The Servicer shall remit to the Indenture Trustee for deposit (in immediately available funds) in the Collection Account the aggregate Administrative Purchase Payments with respect to Administrative Receivables to be purchased as of the last day of any Monthly Period on the Business Day immediately preceding the immediately succeeding Distribution Date.

SECTION 2.12        Collections.    In the event that:

(a)    NFC is the Servicer,

(b)    a Servicer Default shall not have occurred and be continuing, and

(c)    (i)    the short-term unsecured debt of the Servicer is rated at least A-1 by S&P and P-1 by Moody’s, or

(ii)    a standby letter of credit has been issued by an Eligible Institution which, as of each date during the period that the Servicer is making monthly remittances of Collections, has an undrawn amount at least equal to 150% of all Scheduled Payments due in respect of the Receivables for the latest Monthly Period ended prior to the next succeeding Distribution Date (and the aggregate amount of unremitted Collections does not at any time exceed 90% of the undrawn amount of such letter of credit), (each, a “Monthly Remittance Condition”)

then, the Servicer shall not be required to deposit Collections into the Collection Account until the Business Day preceding the Distribution Date following the Monthly Period during which such Collections were received. Pending deposit into the Collection Account, Collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

SECTION 2.13        Application of Collections.    For the purposes of this Agreement, all Collections for the related Monthly Period with respect to each Receivable shall be applied by the Servicer as follows:

(a)    All payments by or on behalf of the Obligor or other collections on a Receivable (including Warranty Payments and Administrative Purchase Payments but excluding Supplemental Servicing Fees) shall be applied (i) first to reduce Outstanding Monthly Advances, if any, with respect to such Receivable, (ii) second, to the Scheduled Payment on such Receivable for such Monthly Period, and (iii) third, the remainder shall constitute, with respect to such Receivable, a Full Prepayment or Partial Prepayment; and

(b)    A Partial Prepayment made on a Receivable is applied to reduce the final Scheduled Payment and will thereafter, to the extent the Partial Prepayment exceeds the final Scheduled Payment, reduce Scheduled Payments in reverse chronological order beginning with the penultimate Scheduled Payment. The Rebate related to such Partial Prepayment will reduce the final Scheduled Payment and will thereafter, to the extent the Rebate exceeds the final Scheduled Payment, reduce Scheduled Payments in reverse chronological order beginning with the penultimate Scheduled Payment.

SECTION 2.14        Monthly Advances.    Subject to the following sentence, as of each Accounting Date, if the payments received by the Servicer during the related Monthly Period by or on behalf of the Obligor on a Receivable (other than an Administrative Receivable, a Warranty Receivable or a Liquidating Receivable) after application of such payments under Section 2.13(a) shall be less than the Scheduled Payment on such Receivable for such Monthly Period, whether as a result of any extension granted to the Obligor or otherwise, then the Servicer shall advance any such shortfall (such amount, a “Monthly Advance”). The Servicer shall be obligated to make a Monthly Advance in respect of a Receivable only to the extent that the Servicer, in its sole discretion, shall determine that such advance shall be recoverable (in accordance with the two immediately following sentences) from subsequent collections or recoveries on such Receivable. Subject to Section 8.2 of the Indenture, the Servicer shall be reimbursed for unreimbursed Outstanding Monthly Advances with respect to a Receivable from the following sources with respect to such Receivable, in each case as set forth in this Agreement; (i) subsequent payments by or on behalf of the Obligor, (ii) Liquidation Proceeds, (iii) the Administrative Purchase Payment, together with the amount of any Monthly Advance released pursuant to the definition thereof, and (iv) the Warranty Payment. At such time as the Servicer shall determine that Outstanding Monthly Advances with respect to any Receivable shall not be recoverable from payments with respect to such Receivable, the Servicer shall be reimbursed from any Collections made on other Receivables.

SECTION 2.15        Additional Deposits.    The Servicer shall deposit in the Collection Account the aggregate Monthly Advances pursuant to Section 2.14. The Servicer and the Warranty Purchaser shall deposit in the Collection Account the aggregate Administrative Purchase Payments and Warranty Payments with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits with respect to a Monthly Period shall be made in immediately available funds on the Transfer Date with respect to the Distribution Date related to such Monthly Period.

SECTION 2.16        Net Deposits.    At any time that (i) NFC shall be the Servicer and (ii) the Servicer shall be permitted by Section 2.12 of this Agreement to remit collections on a basis other than a daily basis, the Indenture Trustee at the written request of the Servicer may make any remittances pursuant to this Article II of this Agreement or Article VIII of the

Indenture net of amounts to be distributed by the Indenture Trustee to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

SECTION 2.17        Servicer’s Certificate

(a)    Not later than 10:00 a.m. (Chicago, Illinois time) on each Determination Date, the Servicer shall deliver to each Trustee, the Swap Counterparty and the Agent a Servicer’s Certificate with respect to the immediately preceding Monthly Period executed by the President or any Vice President of the Servicer containing all information necessary to each such party for making the calculations, withdrawals, deposits, transfers and distributions required by Sections 8.2 and 8.10 of the Indenture, and all information required to be provided to the Interested Parties under Section 8.8 of the Indenture. Receivables to be purchased by the Servicer under Section 2.08 hereof, by NFC pursuant to Section 5.04 of the Purchase Agreement or by NFRRC under Section 2.06 of the Pooling Agreement as of the last day of any Monthly Period shall be identified by Receivable number with respect to Retail Notes (in each case, as set forth in the Schedule of Retail Notes). With respect to any Receivables for which the Seller is the Owner, the Servicer shall deliver to the Seller such accountings relating to such Receivables and the actions of the Servicer with respect thereto as the Seller may reasonably request.

(b)    On or before each Determination Date, with respect to the preceding Monthly Period and the related Distribution Date, the Servicer shall calculate the Collected Amount, the Total Available Amount, the Total Servicing Fee, the Noteholders’ Interest Distributable Amount (based on information provided by the Agent), the Reserve Account Deposit Amount, the net amount, if any, payable by or to the Trust under the Interest Rate Swap (including the amount of any termination payments and the amount of any payments that are not termination payments), the Principal Distribution Amount and all other amounts required to determine the amounts to be deposited in or paid from each of the Collection Account, the Note Distribution Account, the Certificate Distribution Account and the Reserve Account on the next succeeding Distribution Date (or, in the case of payments due under the Interest Rate Swap, if any, on the Business Day preceding the Distribution Date) and supply such information to the Issuer and the Indenture Trustee.

(c)    On the Closing Date (with respect to the remainder of calendar year 2007) and thereafter, within 15 days prior to the end of each calendar year while this Agreement remains in effect (with respect to the next succeeding calendar year), the Servicer shall deliver to either the Indenture Trustee or the Owner Trustee, following receipt of a written request, an Officers’ Certificate specifying the days on which banking institutions in Chicago, Illinois are authorized or obligated by law or executive order to be closed.

ARTICLE III

STATEMENTS AND REPORTS

SECTION 3.01        Annual Statement as to Compliance; Notice of Servicer Default; Tax Reports.

(a)    The Servicer shall deliver to the Issuer, the Indenture Trustee, the Agent and the Swap Counterparty, on or before February 1 of each following year, beginning February 1, 2008 an officer’s certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President or any Vice President of the Servicer, dated as of the immediately preceding October 31, stating that (i) a review of the activities of the Servicer during the Servicer’s immediately preceding fiscal year (or, with respect to the first such certificate, such period as shall have elapsed from the Closing Date to the last day of the Servicer’s immediately preceding fiscal year) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder or Certificateholder by a request in writing to the Indenture Trustee or Issuer, respectively, addressed to the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, respectively.

(b)    The Servicer shall deliver to the Issuer, each Trustee, and the Agent, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer’s Certificate of any Servicer Default under Section 7.01 or event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

(c)    The Servicer shall prepare and deliver to the Issuer and the Indenture Trustee the annual report described in Section 8.8(b) of the Indenture.

SECTION 3.02        Annual Accountants’ Report.

(a)    The Servicer shall cause a firm of independent accountants, who may also render other services to the Servicer or NFRRC, to deliver to the Issuer, the Swap Counterparty, each Trustee and the Agent, on or before February 1 of each following year, beginning with February 1, 2008, with respect to the Servicer’s immediately preceding fiscal year, (or, with respect to the first such report, such period as shall have elapsed from the Closing Date to the last day of the Servicer’s immediately preceding fiscal year), a copy of the report (the “Accountants’ Report”) addressed to the board of directors of the Servicer, the Issuer, and to each Trustee to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (i) was made in accordance with generally accepted auditing standards and (ii) included tests relating to Receivables serviced for others in accordance with the requirements of the Minimum Servicing Standards set forth in Appendix A hereto.

(b)    The Accountants’ Report shall also indicate that the firm is independent of NFRRC and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

(c)    A copy of the Accountant’s Report may be obtained by any Noteholder or Certificateholder by a request in writing to the Indenture Trustee or the Issuer, addressed to the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, respectively.

SECTION 3.03        Access to Certain Documentation and Information Regarding Receivables.    The Servicer shall provide to the Issuer, each Trustee, the Agent and Securityholders reasonable access to the Servicer’s records regarding the Receivables owned by the Issuer. The Servicer shall provide such access to any Securityholder only in such cases where a Securityholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Servicer designated by the Servicer. Nothing in this Section 3.03 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Obligors, and the failure of the Servicer to provide access as provided in this Section 3.03 as a result of such obligation shall not constitute a breach of this Section 3.03.

SECTION 3.04        Maintenance of Schedule of Retail Notes.    The Servicer shall maintain at all times a current schedule of Retail Notes (the “Schedule of Retail Notes”) which shall list separately all Retail Notes which are owned by the Issuer. The Schedule of Retail Notes shall be updated to reflect all sales of Receivables as a result of a Receivable becoming a Warranty Receivable or an Administrative Receivable. The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Agent an updated Schedule of Retail Notes on or before each Distribution Date.

SECTION 3.05        Amendments to Schedule of Retail Notes.    If the Servicer, during a Monthly Period, assigns to a Receivable an account number that differs from the account number previously identifying such Receivable on the Schedule of Retail Notes, the Servicer shall amend the Schedule of Retail Notes to report the newly assigned account number. Each Schedule of Retail Notes delivered on a Distribution Date pursuant to Section 3.04 shall list all new account numbers assigned to Receivables during such Monthly Period and shall show by cross reference the prior account numbers identifying such Receivables on the previously distributed Schedule of Retail Notes.

SECTION 3.06        Maintenance of Systems and Receivables List.

(a)    The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and extensions of any scheduled payments made not less than 45 days prior thereto, and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account with respect to such Receivable.

(b)    The Servicer shall maintain its computer systems so that the Servicer’s master computer records (including any backup archives) that refer to any Receivable shall indicate clearly that the Receivable is owned by the Issuer and that such Receivable has been pledged by the Issuer to the Indenture Trustee. Indication of the Issuer’s and the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Receivable shall have been paid in full, repurchased by Navistar Financial, purchased by the Servicer or become a Liquidating Receivable as to which the Servicer has discontinued pursuing remedies with respect to collection in accordance with its customary servicing procedures.

(c)    If at any time the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in truck, truck chassis, bus or trailer receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee, computer tapes, records or printouts (including any of those restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee unless such Receivable has been paid in full, repurchased by Navistar Financial or purchased by the Servicer.

(d)    The Servicer will furnish to the Issuer, the Indenture Trustee and the Agent at any time upon request a list of all Receivables then held as part of the Owner Trust Estate, together with a reconciliation of such list to the Schedule of Retail Notes and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Owner Trust Estate. Upon request, the Servicer shall furnish a copy of any such list to the Seller.

(e)    The Servicer shall prepare and file such financing statements and cause to be prepared and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under the Pooling Agreement in the Receivables, the Related Security and other property conveyed thereunder (to the extent such property constitutes Code Collateral) and the Indenture Trustee’s security interest in the Receivables, the Related Security and other Collateral (to the extent such Collateral is Code Collateral). The Servicer shall deliver (or cause to be delivered) to the Indenture Trustee and the Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

ARTICLE IV

THE CUSTODIAN

SECTION 4.01        Custody of Receivable Files.    To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Owner of each Receivable and the Indenture Trustee hereby appoint the Servicer, and the Servicer hereby accepts such appointment, to act as contractor of the Owner of each Receivable and the Indenture Trustee (for the benefit of the Financial Parties) as custodian to maintain custody of the following documents or instruments with respect to such Receivable (as to each Receivable, the “Receivable File”), which will be hereby constructively delivered to the Owner of the related Receivable and the Indenture Trustee:

(a)    the fully executed original of the Retail Note;

(b)    documents evidencing or related to any related Insurance Policy;

(c)    a copy of the credit application of each Obligor, fully executed by each such Obligor on NFC’s customary form, or on a form approvied by NFC, for such application;

(d)    where permitted by law, the original Certificate of Title (when received) and otherwise such documents, if any, that NFC keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of NFC as first lienholder or secured party; and

(e)    any and all other documents that NFC keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

SECTION 4.02        Duties of Servicer as Custodian.

(a)    The Servicer shall hold each Receivable File for the benefit of the Owner of the related Receivable and the Indenture Trustee (for the benefit of the Financial Parties) and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable NFRRC, the Issuer and the Indenture Trustee to comply with their respective obligations under the Purchase Agreement and the Further Transfer and Servicing Agreements. Each Receivable shall be identified as such on the books and records of the Servicer to the extent the Servicer reasonably determines to be necessary to comply with the terms and conditions of the Purchase Agreement and, if applicable, the Further Transfer and Servicing Agreements. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to comparable truck, truck chassis, bus and trailer receivables that the Servicer services and holds for itself or others. The Servicer shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such manner as shall enable the Owner Trustee and the Indenture Trustee to verify the accuracy of the Servicer’s inventory and record keeping. The Servicer shall promptly report to each Owner and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

(b)    The Servicer shall maintain each Receivable File at its principal office at 425 N. Martingale Road, Suite 1800, Schaumburg, Illinois, 60173, or at such other office of the Servicer as shall from time to time be identified to the Owners and the Indenture Trustee upon 60 days’ prior written notice. Subject only to the Custodian’s security requirements applicable to its own employees having access to similar records held by the Servicer and the limitations set forth in Section 3.03 hereof and otherwise in the Basic Documents, the Servicer shall permit the Owners, the Indenture Trustee or their duly authorized representatives, attorneys or auditors to inspect the Receivable Files and the related accounts, records and computer systems maintained by the Servicer pursuant hereto at such times as such party may reasonably request.

(c)    In general, the Servicer shall attend to all nondiscretionary details in connection with maintaining custody of the Receivable Files. In addition, the Servicer shall assist the Owner Trustee generally in the preparation of routine reports to Securityholders, if any, or to regulatory bodies to the extent necessitated by the Servicer’s custody of the Receivable Files.

SECTION 4.03        Custodian’s Indemnification.    The Servicer as custodian shall indemnify the Issuer, the Indenture Trustee, the Owner Trustee and the Financial Parties and

each of their officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuer, the Indenture Trustee, the Owner Trustee, any Financial Party or any of their officers, directors and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Issuer or the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person.

SECTION 4.04        Effective Period and Termination.    The Servicer’s appointment as Custodian with respect to a Receivable File hereunder shall become effective as of the Purchase Date and shall continue in full force and effect until terminated pursuant to this Section 4.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Article VII, the appointment of such Servicer as custodian shall be terminated and the terminated Custodian shall deliver the Receivables Files to (or at the direction of) the Indenture Trustee pursuant to Section 7.02 of this Agreement. Upon (i) the repurchase of a Warranty Receivable by NFC pursuant to the Purchase Agreement, (ii) purchase of a Warranty Receivable by NFRRC pursuant to the Pooling Agreement or (iii) purchase of an Administrative Receivable by the Servicer pursuant to Section 2.08(a) of this Agreement, the Servicer shall deliver the related Receivable File to or at the direction of the purchaser. Upon delivery of such Receivable File, the Servicer’s obligations with respect to such Receivable File shall terminate.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF THE SERVICER

SECTION 5.01        Representations and Warranties of the Servicer.    The Servicer hereby represents and warrants to NFRRC, the Issuer and the Indenture Trustee that as of the Purchase Date:

(a)    Organization and Good Standing.  The Servicer has been duly organized and is validly existing as a corporation, and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to service the Receivables as provided in this Agreement.

(b)    Due Qualification.  The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification.

(c)    Power and Authority.  The Servicer has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance by the Servicer of this Agreement has been duly authorized by all necessary corporate action on the part of the Servicer. The Agreement has been duly executed and delivered by the Servicer.

(d)    Binding Obligation.  This Agreement each constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)    No Violation.  The execution and delivery of this Agreement by the Servicer and its performance of its obligations hereunder will not violate any Requirement of Law or Contractual Obligation of the Servicer and will not result in, or require, the creation or imposition of any Lien on any of its property or assets pursuant to any such Requirement of Law or Contractual Obligation other than as expressly permitted by the Basic Documents.

(f)    No Proceedings.  There are no actions, proceedings or, to the Servicer’s knowledge, investigations pending or, to the Servicer’s knowledge, threatened before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the issuance of the Securities, or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Servicer.

(g)    No Consent.  Except as expressly contemplated by the Basic Documents, no consent, permit, approval or authorization of, or declaration to or filing with, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Servicer of this Agreement.

ARTICLE VI

THE SERVICER

SECTION 6.01        Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.    Any Person (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer, or (d) more than 50% of the voting stock or other interest of which is owned directly or indirectly by NIC and which is otherwise servicing NFC’s receivables, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, notwithstanding anything in this Agreement to the contrary. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 6.01 to the Agent, the Owner Trustee and the Indenture Trustee.

SECTION 6.02        Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer or any Noteholder, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or any other Further Transfer and Servicing Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer’s duties or by reason of reckless disregard of obligations and duties under the Further Transfer and Servicing Agreements. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b)    Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Financial Parties. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Servicer shall be entitled to be reimbursed therefor.

SECTION 6.03        Delegation of Duties.    So long as NFC acts as Servicer, the Servicer may, at any time without notice or consent, delegate any duties under this Agreement to any Person more than 50% of the voting stock or other interest of which is owned, directly or indirectly, by NIC. The Servicer may at any time perform specific duties as Servicer through subservicers who are in the business of servicing medium and heavy duty truck, truck chassis, bus and trailer receivables; provided, however, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 6.04        Servicer not to Resign.    Subject to the provisions of Section 7.02, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02.

SECTION 6.05        Servicer Indemnification.

(a)    The Servicer (other than the Indenture Trustee in its capacity as successor Servicer pursuant to Section 7.03 hereof) shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include the following:

(i)     The Servicer (other than any successor Servicer who is not an affiliate of the initial Servicer, including the Indenture Trustee in its capacity as successor

Servicer pursuant to Section 7.03 hereof it being understood that the removed Servicer shall retain such liability) shall defend, indemnify and hold harmless the Indenture Trustee, the Owner Trustee, the Issuer and the Interested Parties from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

(ii)    The Servicer (other than any successor Servicer who is not an affiliate of the initial Servicer, including the Indenture Trustee in its capacity as successor Servicer pursuant to Section 7.03 hereof it being understood that the removed Servicer shall retain such liability) shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and the Pooling Agreement, including any sales, gross receipts, general corporation, Illinois corporate income, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Owner Trustee or the issuance and original sale of the Securities, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Securities, or any fees or other compensation payable to any such Person) and costs and expenses in defending against the same;

(iii)    The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Interested Parties from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Person through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement and any other Transfer and Servicing Agreement or by reason of reckless disregard of its obligations and duties under any of the Transfer and Servicing Agreements;

(iv)    The Servicer (other than any successor Servicer who is not an affiliate of the initial Servicer, including the Indenture Trustee in its capacity as successor Servicer pursuant to Section 7.03 hereof it being understood that the removed Servicer shall retain such liability) shall indemnify, defend and hold harmless each Trustee and their respective agents, officers, directors and servants, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the Owner Trustee, the Indenture Trustee’s performance of its duties under the Basic Documents, (y) in the case of the Indenture Trustee, the Owner Trustee’s performance of its duties under the Basic Documents or (z) the acceptance, administration or performance by, or action or inaction of, the applicable Trustee of the trusts and duties contained in this Agreement, the Basic Documents, the Indenture (in the case of the Indenture Trustee), including the administration of the Collateral, and the Trust Agreement (in the case of the Owner Trustee), including the administration of the Owner Trust Estate, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking to be indemnified, (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations or warranties in Section 6.13 of the Indenture or (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee’s breach of any of its representations or warranties set forth in Section 6.6 of the Trust Agreement; and

(v)    The Servicer (other than any successor Servicer who is not an affiliate of the initial Servicer, including the Indenture Trustee in its capacity as successor Servicer pursuant to Section 7.03 hereof it being understood that the removed Servicer shall retain such liability) will indemnify the Owner Trustee in accordance with the provisions specified in Section 6.9 of the Trust Agreement.

(b)    Indemnification under this Section 6.05 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement or the Trust Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 6.05 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

SECTION 6.06        Backup Servicer.    On or prior to the Closing Date, NFC, as Servicer, will enter into a backup servicing agreement (the “Backup Servicing Agreement”) with a Person who meets the criteria specified for a successor Servicer as set forth in Section 7.03 and who agrees to become a successor servicer if appointed by the Indenture Trustee pursuant to Section 7.03 (the “Backup Servicer”). Prior to each Distribution Date, the Servicer shall deliver to the Backup Servicer a data tape or other electronic data file compiling data for the previous calendar month relating to the Receivables. The Backup Servicer shall have within 30 days of the Closing Date mapped the Servicer’s data system as it relates to the Receivables. Unless and until a Servicer Default occurs and the Backup Servicer is appointed as the successor Servicer, the sole obligation of the Backup Servicer will be to perform systems data mapping of NFC’s servicing computer systems. The costs and expenses associated with the Backup Servicer performing such system data mapping shall be paid for by the Servicer.

ARTICLE VII

DEFAULT

SECTION 7.01        Servicer Defaults.    Each of the following shall constitute a “Servicer Default”:

(a)    any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts or to the Owner Trustee for deposit in the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, in each case which failure continues unremedied for five Business Days after the earlier of (i) written notice is received by the Servicer from the applicable Trustee or the Agent or (ii) after discovery of such failure by an officer of the Servicer;

(b)    any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any other Basic Document which failure materially and adversely affects the rights of any Securityholder or any Financial Party and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer by either Trustee or the Agent or (B) to the Servicer and to either Trustee by the holders of not less than 25% of the Outstanding Amount of the Controlling Class;

(c)    any representation, warranty or certification made by the Servicer pursuant to this Agreement or any other Basic Document shall prove to have been incorrect in any material respect when made, and if the consequences of such representation, warranty or certification being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after the Servicer first becomes aware or is advised that such representation, warranty or certification was incorrect in a material respect;

(d)    the occurrence of an Insolvency Event with respect to the Servicer; and

(e)    the failure of NFC and its affiliates to deliver the financial statements and related financial information as provided in Section 5.01(c) of the Note Purchase Agreement and a written notice is received by the Servicer from the Agent stating that such failure constitutes a “Servicer Default.”

SECTION 7.02        Consequences of a Servicer Default.    If a Servicer Default shall occur and be continuing, the Indenture Trustee or holders of Securities evidencing not less than a majority of the Outstanding Amount of the Controlling Class may, in addition to other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance, terminate all the rights and obligations of the Servicer hereunder and under all sub-servicing agreements whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under this Agreement and will be entitled to similar compensation arrangements. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Receivables, the Receivable Files or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.02. Upon the receipt of such notice, the Servicer’s appointment as custodian shall be terminated and, upon instruction from the Indenture Trustee, the Servicer shall release all Receivable Files to the Indenture Trustee, or its respective agent or assignee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an officer of the Indenture Trustee. The Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer agrees to cooperate with the Indenture Trustee or any successor Servicer in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to the Indenture Trustee for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or that shall have been deposited by the Servicer in the Collection Account, the Reserve Account, the Note Distribution Account or the Certificate Distribution Account or thereafter received that shall at any time be held with respect to the Receivables by the Servicer.

SECTION 7.03        Indenture Trustee to Act; Appointment of Successor.    On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer and custodian under this Agreement and the transactions set forth or provided for in this Agreement and the other Basic Documents, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer and Custodian by the terms and provisions of this Agreement and the other Basic Documents; provided, however, that if the Backup Servicer satisfies the criteria for a successor servicer specified below, the Indenture Trustee shall promptly appoint the Backup Servicer as the successor Servicer; provided, further, that the predecessor Servicer shall remain liable for, and the successor Servicer shall have no liability for, any indemnification obligations of the Servicer arising as a result of acts, omissions or occurrences during the period in which the predecessor Servicer was the Servicer; and provided, further, that NFC shall remain liable for all such indemnification obligations of the Servicer without regard to whether it is still Servicer hereunder. As compensation therefor, the Indenture Trustee or the Backup Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination had been given including, but not limited to, the Total Servicing Fee and Supplemental Servicing Fees. Notwithstanding the above, if the Indenture Trustee does not appoint the Backup Servicer as the successor servicer then the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is legally unable to so act, appoint, or petition a court of competent jurisdiction to appoint, a successor (i) having a net worth of not less than $100,000,000 or whose majority owner is, either directly or indirectly, a Person having a net worth on a consolidated basis of not less than $100,000,000 and (ii) whose regular business includes the servicing of receivables of the type included in the Collateral, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Receivables as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Upon termination of the Servicer and after appointment of a successor Servicer, the Servicer shall reasonably cooperate with such successor Servicer to notify all Obligors to cease remitting payments to bank accounts and lock boxes controlled by the Servicer and to instead remit payment directly to any bank accounts and lock boxes designated by such successor Servicer. If at any time on or after the date on which the Servicer is terminated the Servicer receives any payment from any Obligor, then the Servicer shall promptly forward the amount of such payment, along with copies of any remittances or other documentation accompanying such payment, to the successor Servicer.

SECTION 7.04        Notification to Securityholders.    Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Agent and the Owner Trustee shall give prompt written notice thereof to the Certificateholders.

SECTION 7.05        Repayment of Advances.    If a successor Servicer shall be appointed, the predecessor Servicer shall be entitled to receive, to the extent of available funds, reimbursement for Outstanding Monthly Advances pursuant to Section 2.14 in the manner specified in Section 8.2 of the Indenture with respect to all Monthly Advances made by such predecessor Servicer. The successor Servicer shall not be entitled to reimbursement for Monthly Advances made by the predecessor Servicer.

SECTION 7.06        Waiver of Past Defaults.    The Indenture Trustee, at the direction of the holders of not less than a majority of the Outstanding Amount of the Controlling Class, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Designated Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Servicer shall give written notice of each such waiver to the Agent.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01        Amendment.    This Agreement may be amended from time to time (subject to any expressly applicable amendment provision of the Further Transfer and Servicing Agreements) by a written amendment duly executed and delivered by the parties hereto; provided, however, that this Agreement may not be amended unless such amendment is in accordance with the provisions of Section 5.01 of the Pooling Agreement as if such Section 5.01 were contained herein and were applicable to this Agreement. Prior to the execution of any such amendment, the Servicer shall furnish written notification of the substance of such amendment to the Agent. Notwithstanding any other provision of this Agreement, if the consent of the Swap Counterparty is required pursuant to the Swap Counterparty Rights Agreement, any such purported amendment shall be null and void ab initio unless the Swap Counterparty consents in writing to such amendment.

SECTION 8.02        Termination.    The respective obligations and responsibilities of the parties hereto pursuant to this Agreement shall terminate upon the earlier of:

(a)    the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables or

(b)    the termination of the Pooling Agreement pursuant to Section 4.02 thereof.

SECTION 8.03        Notices.    All notices, requests and demands to NFRRC, the Servicer, either Trustee or the Agent under this Agreement shall be delivered as specified in Appendix B to the Pooling Agreement.

SECTION 8.04        Governing Law.    All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

SECTION 8.05        Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.06        Assignment.    Except to the extent permitted by Article VI or as required by Article VII, the Servicer may not assign its rights or delegate its obligations hereunder. The Servicer acknowledges that the Issuer shall assign all of its rights, title and interest in this Agreement to the Indenture Trustee on behalf of the Financial Parties pursuant to the Indenture. The Servicer agrees that the Indenture Trustee is an express third-party beneficiary with respect to this Agreement and, as such, shall have the right to enforce this Agreement and to exercise directly all rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Issuer to be given or withheld hereunder). The Servicer shall deliver copies of all statements, reports, Opinions of Counsel, notices, requests, demands and other documents to be delivered by the Servicer to Issuer pursuant to the terms hereof to the Indenture Trustee.

SECTION 8.07        Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Except as otherwise provided in Section 6.03 or in this Article VIII, no other Person shall have any right or obligation hereunder.

SECTION 8.08        Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.09        Headings and Cross-References.    The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 8.10        No Petition Covenants.    Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after payment in full of all obligations and the final distribution with respect to the Securities, acquiesce, petition or otherwise invoke or cause the Issuer or NFRRC to invoke or join any other Person in instituting the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or NFRRC any bankruptcy, reorganization, arrangement, insolvency, liquidation proceeding, or similar law of the United States or any state of the United States.

SECTION 8.11        Limitation of Liability of the Trustees.

(a)    Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by The Bank of New York, not in its individual capacity but solely as Indenture Trustee, and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(b)    Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Deutsche Bank Trust Company Delaware not in its individual capacity but solely in its capacity as Owner Trustee and in no event shall Deutsche Bank Trust Company Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder, or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

SECTION 8.12        MUTUAL WAIVER OF JURY TRIAL.    BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION, as Servicer

By:	/s/ John V. Mulvaney, Sr.
Name:	John V. Mulvaney, Sr.
Title:	Vice President, Chief Financial Officer and Treasurer

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

By:	/s/ John V. Mulvaney, Sr.
Name:	John V. Mulvaney, Sr.
Title:	Vice President, Chief Financial Officer and Treasurer

NAVISTAR FINANCIAL 2007-JPM OWNER TRUST

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Michele HY Voon
Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Susan Barstock
Name:	Susan Barstock
Title:	Attorney-in-fact

THE BANK OF NEW YORK, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ John Bobko
Name:	John Bobko
Title:	Vice President

The Indenture Trustee, in its role as Securities Intermediary, hereby acknowledges its undertaking as set forth in Section 2.02

By:	/s/ John Bobko
Name:	John Bobko
Title:	Vice President

APPENDIX A

MINIMUM SERVICING STANDARDS

I.	CUSTODIAL BANK ACCOUNTS

1.	Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:
a)	be mathematically accurate;
b)	be prepared within forty-five (45) calendar days after the cutoff date;
c)	be reviewed and approved by someone other than the person who prepared the reconciliation; and
d)	document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

2.	Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

II.	RETAIL CONTRACT PAYMENTS

1.	Retail contract payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

2.	Retail contract payments made in accordance with the retail contract documents shall be posted to the applicable retail contract records within two business days of receipt.

3.	Retail contract payments shall be allocated to principal, interest, insurance, taxes or other items, as applicable, in accordance with the Servicer’s customary servicing procedures.

4.	Retail contract payments identified as loan payoffs shall be allocated in accordance with the retail contract documents.

III.	DISBURSEMENTS

1.	Amounts remitted to the collection accounts per the Servicer’s investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

2.	Unused checks shall be safeguarded so as to prevent unauthorized access.

IV.	INVESTOR ACCOUNTING AND REPORTING

1.	Statements are sent on a monthly basis listing the total unpaid principal balance,

pool balance, and other amounts required to be reported by the transaction documents.

V.	RETAIL INSTALLMENT CONTRACTS ACCOUNTING

1.	The servicing entity’s retail contract loan records shall agree with, or reconcile to, the records of obligors with respect to the unpaid principal balance on a monthly basis.

VI.	DELINQUENCIES

1.	The servicing entity shall maintain and update records documenting collection efforts for retail contracts during the period such loan is in default.

APPENDIX B

FORM OF SERVICER’S CERTIFICATE

Navistar Financial 2007 - JPM Owner Trust	page 1 of 4

		For the Month of January 2007 Distribution Date of February 18, 2007 Servicer Certificate #1
	Item #				Item #

	1a	Original Pool Amount		FIXED INPUT	1a	$0.00
	1b	Subsequent Receivables (transferred 00/00/00)		INPUT	1b	$0.00
	1c	Subsequent Receivables (transferred 00/00/00)		INPUT	1c	$0.00
	1d	Subsequent Receivables (transferred 00/00/00)		INPUT	1d	$0.00

		Total Aggregate Starting Receivables Balance				$0.00

I	2	Beginning Receivables Balance		prior month [9]	2	$0.00
	3	Beginning Pool Factor		prior month ending	3	0.0000000
	4	(Less:) Principal Collected (Incl. Servicer Advance Repay)			4	$0.00
	5	(Less:) Mandatory Prepayments		INPUT	5	$0.00
	6	(Less:) Repurchase Amounts			6	$0.00
	7	(Less:) Repossessions / Chargeoffs			7	$0.00
	8	Plus: Repayment of Servicer Advances			8	$0.00

	9	Ending Receivables Balance		[2] - [4] - [5] - [6] - [7] + [8]	9	$0.00
		Ending Pool Factor		[9] /([1a]+[1b]+[1c]+[1d])		0.0000000
II

		* This space left intentionally blank **
III		Principal and Interest Collections:
	10	Principal Collected (Incl. Servicer Advance Repay)		[4]	10	$0.00
	11	Interest Collected			11	$0.00
	12	Mandatory Prepayments		[5]	12	$0.00
	13	Repurchase Amounts		[6]	13	$0.00
	14	Liquidation Proceeds / Recoveries			14	$0.00
	15	Total		[10]+[11]+[12]+[13]+[14]	15	$0.00
	16	(Less:) Repayment of Servicer Advances		[8]	16	$0.00

	17	Total Available Funds		[15] - [16]	17	$0.00
	18	Servicing Fee		(1.0% / 12) * [2]	18	$0.00
		memo: Servicer will allocate $1,500.00 of Servicing Fee as Administration Fee

		MEMO ITEMS :

		Prior Month Servicer Advances	$0.00
		Servicer Advances - Current Month	$0.00
		Total Outstanding Servicer Advances	$0.00
		Aggregate Number of Notes Charged Off	0
		Current Weighted Average APR:				0.000%

		Current Weighted Average Remaining Term (months):				0.00

		Delinquencies				Dollars	Notes
	19	Installments	1- 30 days		19	0.00	0
	20		31- 60 days		20	0.00	0
	21		60+ days		21	0.00	0
	22	Total		[19]+[20]+[21]	22	0.00	0
	23	Balances	60+ days		23	0.00	0

Navistar Financial 2007 - JPM Owner Trust	page 2 of 4

For the Month of January 2007 Distribution Date of February 18, 2007 Servicer Certificate #1

Item #			Item #	Class A
				$0.00
	Principal Distributions:
24	Distribution Percentages	FIXED INPUT	24	0.0%

25	Total Interest + Program Fee Due		25	$0.00

26	Collected Principal	[4] + [6] - [8]	26	$0.00
27	Collected Interest	[11]	27	$0.00
28	Liquidation Proceeds / Recoveries	[14]	28	$0.00
29	Swap Payments to/(from) Trust		29	$0.00
29a	Plus: Collections and Reserve Account Interest		29a	$0.00
30	(Less:) Servicing Fee	[18]	30	$0.00
30a	(Less:) Dealer Fee		30a	$0.00

31	Total Collections Avail for Debt Service	[26] + [27] + [28] + [29] + [29a] - [30] - [30a]	31	$0.00

32	Beginning Note Balance	Prior month [37]	32	$0.00
	(includes prior month ending + subsales)

33	Interest Fee + Program Fee Due [1]		33	$0.00
33a	Interest Fee + Program Fee Paid	max(0, min([33], [31]))	33a	$0.00
34	Priority Principal Due	[32] - [9]	34	$0.00
34a	Priority Principal Paid	max(0, min([34], [31]))	34a	$0.00
35	Overcollateralization Principal Due	(([9] * [57]) - [43]) - ([9] - [32] + [34a])	35	$0.00
35a	Overcollateralization Principal Paid	max(0, min([35], [31]))	35a	$0.00

36	Total Principal Paid	[34a] + [35a]	36	$0.00

37	Ending Note Balance	[32] - [36]	37	$0.00
	Note/ Certificate Pool Factor (Ending Balance / Original Pool Amount)

38	Total Distributions	[33a] + [36]	38	$0.00

39	Interest Shortfall	[33] - [33a]	39	$0.00
40	Priority Principal Shortfall	[34] - [34a]	40	$0.00
41	Total Shortfall	[39] + [40]	41	$0.00

42	Excess Servicing	max(0,[31] - [38])	42	$0.00

[1]	Based on schedule received from Agent and independently verified. Includes allocated Program Fee + Net Interest due.

Navistar Financial 2007 - JPM Owner Trust	page 3 of 4

	For the Month of January 2007 Distribution Date of February 18, 2007 Servicer Certificate #1
Item #				Item #
	CREDIT ENHANCEMENT

	Initial Level
43	Reserve Account	1.00%	Percentage of Starting Receivables Balance	43
44	Overcollateralization	6.50%	Percentage of Starting Receivables Balance	44
	Target Level
45	Reserve Account	1.00%	Percentage of Starting Receivables Balance	45
46	Overcollateralization	5.50%	Current Aggregate Receivable Balance (LESS) Reserve Account Balance	46
	Target Level - Enhancement Event
47	Reserve Account	1.00%	Percentage of Starting Receivables Balance	47
48	Overcollateralization	7.50%	Current Aggregate Receivable Balance (LESS) Reserve Account Balance	48
	ENHANCEMENT EVENT	Y/N
	Minimum Level
49	Reserve Account	1.00%	Percentage of Starting Receivables Balance	49
50	Overcollateralization	4.00%	Percentage of Starting Receivables Balance	50
	Minimum Level - Enhancement Event
51	Reserve Account	4.00%	Percentage of Starting Receivables Balance	51
52	Overcollateralization	5.00%	Percentage of Starting Receivables Balance	52

	RESERVE ACCOUNT

53	Opening balance		prior month [53]	53		$0.00
54 +	Investment Income		INPUT	54		$0.00
55 +	Excess Serv.		[43]	55		$0.00
56 -	Investment Income Transfer to Collections Account		INPUT	56		-
57 +	Transfer (to) Collections Account			57		$0.00
58	Beginning Reserve Balance		sum([43]: [49])	58		$0.00
59	Specified Reserve Account Balance		min([9],1%*sum(1a:1d))	59		$0.00
60	Reserve (Release) / Deposit		[51] - [50]	60		$0.00
61	Ending Reserve Balance		[50] + [52]	61		$0.00

	OVERCOLLATERALIZATION

62	Opening balance (Ending balance prior month)		[2] - [32]	62		$0.00	Memo Item:
63	Target Overcollateralization Balance (Net of Reserve Account)		([9] * [46]) - [53]	63		-
64	Minimum OC Balance		([9] * [52]) - [53]	64		$0.00	Ending Pool Balance	-
65	Overcollateralization (Release) / Deposit		[9]-[37]-[56]	65		$0.00	Ending Note Balance	$0.00

66	Ending Overcollateralization Balance (Net of Reserve Account)		[54] + [60]	66		$0.00	Overcollateralization Ending Balance	-
					#DIV/01
	TOTAL CREDIT ENHANCEMENT
67	Target Credit Enhancement			67		-

68	Ending Reserve Account Balance			68		$0.00
69	Ending Overcollateralization Balance			69		$0.00

70	TOTAL ENDING CREDIT ENHANCEMENT			70		$0.00

			[66]/[9]		#DIV/0!
71	Excess / (Shortfall)			71		$0.00

Servicing Agreement

Navistar Financial 2007 - JPM Owner Trust	page 4 of 4

For the Month of January 2007 Distribution Date of February 18, 2007 Servicer Certificate #1

ANNUALIZED LOSSES AND 60+ DAY DELINQUENCIES
	5 Aug-06	4 Sep-06	3 Oct-06	2 Nov-06	1 Dec-06	0 Jan-07

Remaining Gross Balance	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

A) LOSSES:

Principal of Contracts Charged off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Recoveries	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Total Charged Off (Sum: Months 5, 4, 3)	N/A
Total Recoveries (Sum: Months 3, 2, 1)	$0.00

Net Loss / (Recoveries) for 3 Mos	N/A	(a)

Total Balance (Sum: Months 5, 4, 3)	N/A	(b)

Loss Ratio Annualized [(a/b) * (12)]	N/A
Trigger: Is Ratio > 1.5%	No

		Nov-06	Dec-06	Jan-07
B)	DELINQUENCIES:
	Balance delinquency 60+ days	$0.00	$0.00	$0.00
	As % of Remaining Gross Balance	0.00000%	0.00000%	0.00000%
	Three Month Average			N/A
		Trigger: Is Average > 2.0%		No

Back-up Servicer Account	$250,000.00

Navistar Financial Corporation

by:	/s/ John V. Mulvaney, Sr.
John V. Mulvaney, Sr.
VP, CFO, & Treasurer

Servicing Agreement